EXHIBIT 10(34)

AMENDMENT NO. TWO TO EMPLOYMENT AGREEMENT

This Amendment No. Two to Employment Agreement (“Amendment No. Two”) is entered into as of the 15 day of May, 2003, between AZZ incorporated, a Texas corporation, (the “Company”) and Dana L. Perry, Vice President and Chief Financial Officer of the Company (“Employee”).

WHEREAS, the Company and Employee entered into an Employment Agreement effective March 1, 2001 and entered into Amendment No. One to it on or about May 13, 2002 (the Employment Agreement and Amendment No. One to Employment Agreement being collectively referred to below as the “Amended Employment Agreement”); and

WHEREAS, the Company and the Employee desire to amend the Amended Employment Agreement in order to revise the provisions of Section 4(c) relating to stock options in view of proposed amendments to the corporate governance rules of the New York Stock Exchange;

NOW, THEREFORE, in consideration of the premises and in order to eliminate the necessity of submitting the Employment Agreement for shareholder approval in the event of adoption of proposed amendments to the corporate governance rules of the New York Stock Exchange, it is agreed as follows:

1. Section 4(c) of the Amended Employment Agreement is hereby canceled and removed in its entirety from the Amended Employment Agreement, and the following Section 4(c) is added to the Amended Employment Agreement:

(c) STOCK OPTIONS. Employee shall be eligible to receive such stock options as may be provided from time to time by Company. The Board has the sole discretion to determine whether or not the Company shall offer stock options and, if so, the type, terms and provisions of any such stock options and the number, if any, to be granted to Employee and additionally shall have the sole discretion to provide, or not provide, any other type of long term incentive to Employee.

2. Except as amended by this Amendment No. Two to Employment Agreement, all of the terms and provisions of the Amended Employment Agreement are ratified, confirmed and approved.

EXECUTED this the 15 day of May, 2003.

AZZ incorporated

By	/s/ David H. Dingus
David H. Dingus,
Its President and Chief Executive Officer

/s/ Dana L. Perry
Dana L. Perry

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